UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2023

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street

Mount Horeb, Wisconsin 53572

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2023, the Board of Directors (the “Board”) of Duluth Holdings Inc. (the “Company”) appointed Janet Kennedy to its Board effective August 23, 2023. Ms. Kennedy has not been appointed to any committees of the Board at this time.

As a non-employee director of the Company, Ms. Kennedy will participate in the Company’s Outside Director Compensation Program, as described in Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 1, 2022. On August 23, 2023, Ms. Kennedy will receive a grant of a number of shares of Class B common stock equal to $60,773 divided by the closing price of the Class B common stock on the grant date.

Ms. Kennedy does not have any family relationship with any officer or director of the Company. There are no arrangements or understandings pursuant to which Ms. Kennedy was elected as a director, and Ms. Kennedy has not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

On July 24, 2023, the Company issued a press release announcing the appointment of Ms. Kennedy as a director, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: July 24, 2023	By:	/s/ David Loretta
David Loretta
Senior Vice President and Chief Financial Officer